Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
     In connection with this quarterly report on Form 10-Q of Comarco, Inc. for the quarter ended April 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Fredrik Torstensson, Interim President and Chief Executive Officer of Comarco, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Comarco, Inc.

Date: June 14, 2011	/s/ FREDRIK TORSTENSSON
Fredrik Torstensson
Interim President and Chief Executive Officer (Principal Executive Officer)
     This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.